UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 10, 2011
CALAVO GROWERS, INC.
(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1141-A Cummings Road, Santa Paula, California 93060
(Address of Principal Executive Offices) (Zip Code)
(Former Name or Former Address, if Changed Since Last Report)
Registrant’s telephone number, including area code: (805) 525-1245
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          Effective June 10, 2011, Calavo Growers, Inc. (“we,” “the Company,” or “our”) and Farm Credit West, PCA (“FCW”), entered into a Term Revolving Credit Agreement (the “Revolving Agreement”). Under the terms of the Revolving Agreement, we are advanced funds for working capital purposes, the purchase and installation of capital items, as well as other corporate needs of the Company. Total credit available under the borrowing agreement is $40 million, up from $30 million, and expires on February 1, 2016. This increase was at our request and not due to any immediate cash flows needs. This credit facility contains certain financial covenants relating to tangible net worth (as defined), and Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization ratio (as defined).
          Additionally, effective June 10, 2011, the Company and FCW entered into a Term Loan Agreement (the “Term Agreement”). Under the terms of the Term Agreement, we were advanced $15 million for the purchase of Renaissance Food Group, LLC, as previously disclosed in our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on June 1, 2011 and June 7, 2011. Under the terms of the Term Agreement, we are required to make 60 monthly principal and interest payments, in the amount billed, beginning on July 01, 2011 and pay the account in full as of June 1, 2016. There is no prepayment penalty associated with this Term Agreement.
          This Term Agreement also replaces in its entirety that certain Term Loan Agreement dated June 1, 2005 by and between the Company and FCW, as previously disclosed in our Form 10-Q filed with the Securities and Exchange Commission on September 9, 2005. There was no significant change in terms between the original Term Loan Agreement and this new agreement.
          The Term Agreement contains certain financial covenants relating to tangible net worth (as defined), and Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization ratio (as defined).
          The preceding discussion is qualified by reference to the Revolving Agreement and the Term Agreement, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein.
Item 9.01. Financial Statements and Exhibits.

10.1	Term Revolving Credit Agreement between Farm Credit West, PCA and Calavo Growers, Inc. as of May 31, 2011.

10.2	Term Loan Agreement between Farm Credit West, PCA and Calavo Growers, Inc. as of May 31, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
June 15, 2011
By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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